     As filed with the Securities and Exchange Commission on April 19, 2001
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             VENUS EXPLORATION, INC.
             (Exact name of Registrant as specified in its charter)

                     DELAWARE                                   13-3299127
         (State of other jurisdiction of                     (I.R.S. Employer
          incorporation or organization                    Identification No.)

          1250 N.E. LOOP 410, SUITE 1000                          78209
                SAN ANTONIO, TEXAS                              (Zip Code)
                  (210) 930-4900
     (Address of Principal Executive Offices)

                                   ----------

                             VENUS EXPLORATION, INC.
                              1997 INCENTIVE PLAN,
                             AS AMENDED AND RESTATED
                            (Full title of the plan)

                                   ----------

                               EUGENE L. AMES, JR.
                      Chairman and Chief Executive Officer
                             Venus Exploration, Inc.
                         1250 N.E. Loop 410, Suite 1000
                            San Antonio, Texas 78209
                                 (210) 930-4900
                     (Name and address of agent for service)

                                    Copy to:
                                Will C. Jones, IV
                               Lindow & Treat, LLP
                        112 East Pecan Street, Suite 2300
                            San Antonio, Texas 78205
                                 (210) 475-0650


                                   ----------


                                       CALCULATION OF REGISTRATION FEE
================================================================================================================
                                                             Proposed          Proposed
                                                              maximum          maximum
                                           Amount to be    offering price     aggregate          Amount of
Title of securities to be registered       registered(1)    per share(2)   offering price(2) registration fee(2)
----------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value.......          500,000          $0.765          $382,500           $95.63
================================================================================================================

(1) These shares represent additional shares that were added to the 1997 Incentive Plan pursuant to stockholder action taken on December 12, 2000. The amount to be registered also includes such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 promulgated under the Securities Act of 1933.

(2) The offering price per share, the aggregate offering price and the registration fee have each been calculated in accordance with paragraphs
      (c) and (h)(1) of Rule 457 under the Securities Act of 1933 based on the average high and low sales prices of the Common Stock as reported on the Nasdaq SmallCap Market on April 17, 2001 ($0.765 per share).


================================================================================

                             VENUS EXPLORATION, INC.

                         500,000 SHARES OF COMMON STOCK


      This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of shares of common stock for which awards may be granted under the 1997 Incentive Plan, as amended and restated, and to update and to restate some information under Item 5. As amended, the 1997 Incentive Plan allows the company to award up to 2,000,000 shares of its common stock. As originally registered, the 1997 Incentive Plan had a maximum of 1,500,000 shares of common stock.

      In addition to the increase in the number of shares available under the 1997 Incentive Plan, the originally registered plan also limited the number of shares that could be issued under the plan to 10% of the issued and outstanding shares of the company's common stock. It also limited the number of Incentive Stock Options that could be issued. Both limits were removed by the plan amendments approved by the stockholders.

      The original registration statement was filed on August 11, 1998, under Registration No. 333-61193. All of the contents of Registration Statement No. 333-61193 are incorporated herein by reference and shall continue in full force and effect.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE

         Venus Exploration, Inc. (the "Company") hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2000;

         (b) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement; and

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated March 12, 1986.


ITEM 5:  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Will C. Jones, IV, Of Counsel to Lindow & Treat, LLP, is married to Elizabeth Ames Jones ("Mrs. Jones"). Mrs. Jones is the daughter of Eugene L. Ames, Jr., Chairman of the Board, Chief Executive Officer and a significant stockholder of the Company, and the sister to John Y. Ames, President and a director of the Company. Mrs. Jones also owns 262,373 shares of the Company's common stock. Mrs. Jones's shares are no longer subject to the terms of the Voting Trust Agreement.

ITEM 8:  EXHIBITS

       Exhibit No.    Exhibit

           4.1* Venus Exploration 1997 Incentive Plan, as amended and restated on December 12, 2000 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2000)

           5.1 Opinion of Lindow & Treat, LLP with respect to validity of issuance of securities (filed herewith)

          23.1        Consent of KPMG LLP (filed herewith)

          23.2        Consent of Ryder Scott Company (filed herewith)

          23.3        Consent of Lindow & Treat, LLP (included in Exhibit 5.1).

          24.1 Power of Attorney of the directors (included on the signature page of the Registration Statement No. 333-61193)


         *        Incorporated herein by reference.

                        SIGNATURES AND POWER OF ATTORNEY


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 18th day of April, 2001.

                                        VENUS EXPLORATION, INC.


                                        By: /s/ E.L. AMES, JR.
                                           -------------------------------------
                                           E.L. Ames, Jr.
                                           Chairman and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated:


Signature                                              Title                                   Date
---------                                              -----                                   ----
/s/ E.L. AMES, JR.                                     Chairman, Chief Executive               April 18, 2001
--------------------------------------------           Officer and Director
E.L. Ames, Jr.


                 o                                     President, Chief Operating              April 18, 2001
--------------------------------------------           Officer and Director
John Y. Ames

                 o                                     Director                                April 18, 2001
--------------------------------------------
J.C. Anderson


                 o                                     Director                                April 18, 2001
--------------------------------------------
Martin A. Bell


                 o                                     Director                                April 18, 2001
--------------------------------------------
James W. Gorman


                 o                                     Director                                April 18, 2001
--------------------------------------------
Jere W. McKenny


                 o                                     Director                                April 18, 2001
--------------------------------------------
John H. Pinkerton

o By : /s/ E.L. Ames, Jr.
       ------------------
           E.L. Ames, Jr., Attorney-in-fact

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Eugene L. Ames, Jr., and John Y. Ames, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act of 1933, including any amendment or amendments relating thereto (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, including any amendment or amendments relating thereto), with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.



/s/ MICHAEL E. LITTLE                                  Director                                April 18, 2001
--------------------------------------------
Michael E. Little


/s/ P. MARK STARK                                      Chief Financial Officer                  April 18, 2001
--------------------------------------------           (Principal Financial Officer)
P. Mark Stark


/S/ TERRY F. HARDEMAN                                  Treasurer and                            April 18, 2001
--------------------------------------------           Chief Accounting Officer
Terry F. Hardeman                                      (Principal Accounting Officer)

                                INDEX TO EXHIBIT


         EXHIBIT
          NUMBER      DESCRIPTIONS
         -------      ------------
           4.1*       Venus Exploration 1997 Incentive Plan, as amended and
                      restated on December 12, 2000 (incorporated by reference
                      to the Company's Annual Report on Form 10-K for the year
                      ended December 31, 2000)

           5.1 Opinion of Lindow & Treat, LLP with respect to validity of issuance of securities (filed herewith)

           23.1       Consent of KPMG LLP (filed herewith)

           23.2       Consent of Ryder Scott Company (filed herewith)

           23.3       Consent of Lindow & Treat, LLP (included in Exhibit 5.1).

           24.1 Power of Attorney of the directors (included on the signature page of the Registration Statement No.
                      333-61193)

         *        Incorporated herein by reference.